AMENDED AND RESTATED

PROMISSORY NOTE

$15,000,000.00	June 29th 2020

FOR VALUE RECEIVED, the undersigned , SOUTHERN FIRST BANCSHARES, INC., a South Carolina corporation (the "Borrower"), promises to pay to the order of CENTERSTATEBANK, NATIONAL ASSOCIATION , a national banking association (the "Lender") , in lawful money of the United States of America and in immediately available funds , the principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15, 000,000.00) , or such lesser principal amount, as may then constitute the unpaid aggregate principal amount of the Loan made by the Lender to the Borrower pursuant to the Loan Agreement (defined herein below) on each designated installment payment date provided herein. This Amended and Restated Promissory Note (the "Note") amends and restates, and is not a novation of, that certain Promissory Note dated as of June 30, 2017 by the Borrower payable to the Lender. This Note represents a secured revolving of credit loan and may revolve ; thus, any and all sums advanced hereunder may be repaid and re-borrowed subject to the terms and conditions hereof and of the Loan Agreement (as definedbelow).

This Note is the "Note" referred to in that certain Amended and Restated Loan and Security Agreement , dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the "Loan Agreement") , by and between the Borrower and the Lender. This Note is subject to, and entitled to, all provisions and benefits of the Loan Agreement (including all indemnities contained therein) and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Loan Agreement. The Loan Agreement , among other things, provides for the making of a loan by the Lender to Borrower from time to time in an amount not to exceed at any time outstanding the dollar amount first above mentioned .

The Borrower further agrees to pay interest , in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified herein, and after the occurrence of an Event of Default, as otherwise specified in the Loan Agreement.

This Note shall be due on December 30, 2021 (the "Maturity Date") and shall bear interest (at the applicable interest rate provided herein below) from the date hereof on the unpaid principal amount hereof, with quarterly payments of interest only, based on the outstanding principal balance of the Note, due payable beginning on September 30, 2020 and on the thirtieth (30th) day of each of December , March, June and September during the term hereof. All unpaid principal and interest shall be due and payable in full upon the Maturity Date. If any payment of this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during suchextension.

Interest shall accrue on the unpaid principal balance of the Note at a variable per annum rate equal to the One Month LIBOR Base Rate (as hereinafter defined), plus a margin of 350 basis points (or 3.50%) (the "Interest Rate "), provided that the Interest Rate shall never be less than 4.0% or exceed the maximum rate permitted by law. The Interest Rate may change as often as monthly. The Interest Rate shall be adjusted monthly in accordance with fluctuations in the One Month LIBOR Base Rate . The effective date of any rate change shall be the last business dayof each month.

For purposes hereof, "One Month LIBOR Base Rate" means the percentage rate of interest at which one (1) month deposits in United States dollars in an amount equal to the principal balance of the Loan on the effective date of this Note (or the next higher amount for which quotes are available in the London Interbank Market) are offered to major banks in the London Interbank Market as published in the Wall Street Journal on the first business day of each month. Such One Month LIBOR Base Rate is

Amended and Restated Promissory Note

SOUTHERN FIRST BANCSHARES, INC.

established by CENTER STATE BANK as an index or base rate and shall be the lowest rate of interest offered by the Lender.

The LIBOR Base Rate shall be the "offered to" rate reported by a reliable source for LIBOR quotes selected by the Lender in its sole discretion. If two or more applicable "offered to" rates are reported by that source, the LIBOR Base Rate shall be the arithmetic mean of such rates. "Business day" means any day on which dealings in deposits in United States dollars are conducted in the London Interbank Market other than Saturday , Sunday , or a day on which national banks are authorized or required by law to be closed in the city where the Lender's office, as identified above , is located, and any performance which would otherwise be required on a day other than a business day shall be timely performed in such instance , if performed on the next succeeding business day. Notwithstanding such timely performance, interest shall continue to accrue hereunder until such payment or performance has been made.

All interest accruing under this Note shall be computed on a 360 day basis (i e., interest for each day during which the amount of the Note is outstanding shall be computed at the Interest Rate divided by 360, for the actual number of days elapsed) and the applicable Interest Rate shall not exceed the maximum rate of interest permitted by law.

If a payment of principal and/or interest is more than ten (10) days late, Lender shall charge Borrower charged a late fee of 5% of the payment amount due. Any such delinquent payments shall be applied, in the sole Lender's discretion, first to any late charges and interest which have accrued . Upon default, Lender , at its option, may increase the interest rate on the Note up to the lesser of 18% per annum or the maximum rate permitted by applicable law.

Notwithstanding anything to the contrary in this Note or the Loan Agreement , if: (a) Lender determines that adequate and reasonable means do not exist for ascertaining the One Month LIBOR Base Rate for any interest period hereunder, including , without limitation, because the One Month LIBOR Rate is not available or published on a current basis and such circumstances areunlikely to be temporary, or (b) the administrator of the One Month LIBOR Base Rate or a gove rnmental authority having jurisdict ion over Lender has made a public statement identifying a specific date after which the One Month LIBOR Base Rate shall no longer be made available , or used for determining the interest rate of U S. Dollar denominated loans, or (c) Lender determines (which determination shall be conclusive absent manifest error) that similar U.S dollar denominated credit facilities (syndicatedor otherwise) among national and/or regional banks active in leading and participating in such facilities currently being executed, or that include language similar to that contained in this paragraph, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the One Month LIBOR Base Rate , or (d) Lender has determined, in its sole but reasonable discretion, that the One Month LIBOR Base Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of making or funding the Loan and such circumstances are unlikely to be temporary, (in each case, a "Trigger Event") then , reasonably promptly after such determination by Lender or receipt by Lender of such notice, or the date of such public statement, as applicable , Lender shall give Borrower written notice thereof , and Lender and Borrower may amend this Agreement to replace the One Month LIBOR Base Rate with an alternate benchmark rate (any such proposed rate, which may include SOFR, Term SOFR and/or Compounded SOFR, a "LIBOR Successor Rate "). Any such amendment, together with any proposed LIBOR Successor Rate Conforming Changes (a "LIBOR Successor Amendment ") shall become effective at 5 00 p.m. (Eastern time) on the fifth (5th) Business Day after Lender shall have posted such proposed amendment to Borrower (the "LIBOR Successor Replacement Date") without any further action or consent of any party to this Agreement. Any LIBOR Successor Rate thatis implemented in accordance with this paragraph shall in any event be applied in a manner consistent with market practice (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Lender reasonably determines, after consultation with Borrower). "SOFR" means,forany date,thesecured overnight financing rate published for such day by the Federal

Amended and Restated Promissory Note

SOUTHERN FIRST BANCSHARES, INC.

Reserve Bank of New York , as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York 's website.

If no LIBOR Successor Rate can reasonably be determined after the occurrence of a Triggering Event, the obligation of the Lender to maintain the Loan at the One Month LIBOR Base Rate shall be suspended (to the extent of the affected interest periods). Until a LIBOR Successor Rate has been determined pursuant to the paragraph above, the Loan shall bear interest at the last calculated Interest Rate .

In connection with the implementation of a LIBOR Successor Rate, the Lender will have the right to make LIBOR Successor Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Conforming Changes will become effective without any further action or consent of any other party to this Agreement "LIBOR Successor Rate Conforming Changes" means, with respect to any proposed LIBOR Successor Rate , any conforming changes to the definition of Interest Rate , timing and frequency of determining rates and making payments of interest and other administrative matters as maybe appropriate , in the reasonable discretion of the Lender in consultation with Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or , if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Lender reasonably determines, after consultation with Borrower.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide thatin no event shall such LIBOR Successor Rate be less than 0% (the "Index Floor") for purposes of this Agreement ; provided, however, if Borrower has entered into an interest rate swap transaction with Lender for purposes of hedging the interest rate on any Note, then no Index Floor shall be applicable during the period(s) such swap transaction is in effect

No failure of, or delay in, responding to any notice delivered to Lender under this Section 11(8)

shall result in any breach by, or liability to, Lender in respect of this Agreement

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Loan Agreement, the Lender or any other holder of this Note shall have the right, in addition to its rights under applicable law and the Loan Agreement, to take any and all of the following actions, to enforce its claims against Borrower: (a) declare the Loan immediately due and payable without presentment, demand, protest or any other action or obligation of the Lender ; and (b) immediately terminate any commitment to fund additional sums under the Loan Agreement

This Note shall be entitled to the benefits of the Loan Agreement and to the other Loan Documents (to the extent and with the effect as therein defined andprovided).

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exer cise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

THE BORROWER ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE BORROWER AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY , BY EXECUTION OR ACCEPTANCE HEREOF, AS THE CASE MAY BE, THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN

Amended and Restated Promissory Note

SOUTHERN FIRST BANCSHARES, INC.

ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH THE COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE.

THE BORROWER AND THE LENDER EACH HEREBY AGREE THAT THE CIRCUIT COURT IN AND FOR POLK COUNTY, FLORIDA AND THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LOAN AND SECURITY AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE LENDER FOR THE ENFORCEMENT BY THE LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Amended and Restated Promissory Note

SOUTHERN FIRST BANCSHARES, INC.

IN WITNESS WHEREOF, the undersigned hereby executes this Amended and Restated Promissory Note under seal as of the date written above.

"BORROWER"

SOUTHERN FIRST BANCSHARES, INC.,
a South Carolina corporation

By:	/s/ Michael D. Dowling
Michael D. Dowling, Chief Financial Officer

(CORPORATE SEAL)

ATTACHMENT TO PROMISSORY NOTE

STATE OF SOUTH CAROLINA

COUNTY OF GREENVILLE

I HEREBY CERTIFY THAT on this 29 day of June, 2020, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared Michael D. Downing, as the Chief Financial Officer of SOUTHERN FIRST BANCSHARES, INC, a South Carolina corporation, who is Personally known _____ OR Produced identification ______ Type of identification produced, and is the person who executed the attached Promissory Note, dated ______, 2020 in the principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15 ,000,000.00) on behalf of the company, and acknowledged before me that he executed the same.

/s/ Yolanda R. Walker
Print Name : Yolanda R. Walker
Notary Public Serial Number : _________________
NotaryExpiration Date :______________________

My Commission Expires
October 9, 2023